EXHIBIT 3.1
AMENDED AND RESTATED
ARTICLES OF INCORPORATION

OF

AUTO STAR, INC.

1.           The name of the corporation is Auto Star, Inc. (the “Corporation”).

2.           Pursuant to Sections 16-10a-1001 et seq. of the Utah Revised Business Corporation Act (the “Act”), the Corporation does hereby amend and restate in their entirety its Articles of Incorporation, as follows:

ARTICLE 1.

Company Name

1.1    The name of this corporation is:  AUTO STAR, INC.

ARTICLE 2.

Duration

2.1    The duration of this corporation is perpetual.

ARTICLE 3.

Purpose

3.1    The purpose or purposes for which this corporation is organized are to engage in any lawful act or activity for which corporations may be organized under the Utah Revised Business Corporation Act.

ARTICLE 4.

Board of Directors

4.1    Number. The board of directors of the Corporation shall consist of such number of persons, not less than one (1) and no more than nine (9), as shall be determined in accordance with the bylaws from time to time.

ARTICLE 5

Capital Stock

5.1    Authorized Capital Stock.  The aggregate number of shares which this Corporation shall have authority to issue is one hundred five million (105,000,000) shares, consisting of (a) one hundred million (100,000,000) shares of Common Stock, par value $0.001 per share (the "Common Stock") and (b) five million (5,000,000) shares of preferred stock, par value $0.001 per share (the "Preferred Stock").

5.2    Common Stock.  Each share of Common Stock shall have, for all purposes one (1) vote per share. Subject to the preferences applicable to Preferred Stock outstanding at any time, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore.  The holders of Common Stock issued and outstanding have and possess the right to receive notice of shareholders’ meetings and to vote upon the election of directors or upon any other matter as to which approval of the outstanding shares of Common Stock or approval of the common shareholders is required or requested.

5.3    Preferred Stock.  The Preferred Stock may be divided into such number of series as the Board of Directors may determine.  The Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon any wholly unissued series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock.  The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

ARTICLE 6.

No Further Assessments

6.1    The authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine.  The authorized and treasury stock after the amount of the consideration has been paid in money, property, or services, as the Board of Directors shall determine, shall be subject to no further assessment to pay the debts of the corporation, and no stock issued as fully paid up shall ever be assessable or assessed, and these Articles of Incorporation shall not and cannot be amended, regardless of the vote therefore, so as to amend, modify or rescind this Article 6.

ARTICLE 7.

No Preemptive Rights

7.1    Except as otherwise set forth herein, none of the shares of the Corporation shall carry with them any preemptive right to acquire additional or other shares of the corporation and no holder of any stock of the Corporation shall be entitled, as of right, to purchase or subscribe for any part of any unissued shares of stock of the Corporation or for any additional shares of stock, of any class or series, which may at any time be issued, whether now or hereafter authorized, or for any rights, options, or warrants to purchase or receive shares of stock or for any bonds, certificates of indebtedness, debentures, or other securities.

ARTICLE 8.

No Cumulative Voting

8.1    There shall be no cumulative voting of shares in the election of directors of the corporation or for any other purpose.

ARTICLE 9.

Common Directors - Transactions Between Corporations

9.1    No contract or other transaction between this corporation and one (1) or more of its directors or any other corporation, firm, association or entity in which one (1) or more of its directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest, or because such director or directors are present at the meeting of the Board of Directors, or a committee thereof which authorizes, approves or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested director if (a) the fact of such relationship or interest is disclosed or known to the Board of Directors and they authorize, approve or ratify such contract or transaction by vote or written consent; or (b) the contract or transaction is fair and reasonable to the corporation.

9.2    Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes, approves, or ratifies any such contract or transaction.

ARTICLE 10.

Election to Not to be Governed by the Control Shares Acquisition Act

10.1    The provisions of the Control Shares Acquisition Act, Section 61-6-1 et seq., of the Utah Revised Code, shall not apply to control share acquisitions of the securities of this corporation.  This election is made in accordance with the provisions of Section 61-6-6 of the Utah Revised Code.

ARTICLE 11.

Indemnification and Limitation of Liability

11.1    The Corporation shall indemnify and advance expenses to its directors, officers, employees, fiduciaries or agents and to any person who is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, fiduciary or agent of another domestic or foreign corporation or other person or of an employee benefit plan (and their respective estates or personal representatives) to the fullest extent as from time to time permitted by Utah law.

11.2    The personal liability of the directors and officers of the Corporation to the Corporation or its shareholders, or to any third person, shall be eliminated or limited to the fullest extent as from time to time permitted by Utah law.

11.3    Any repeal or modification of this Article 11., by the shareholders of the Corporation shall not adversely affect any right or protection of any person existing at the time of such repeal or modification.

ARTICLE 12.

Re-Capitalizations Affecting Outstanding Securities

12.1    The Board of Directors, without the consent of shareholders, may adopt any re-capitalization affecting the outstanding securities of the corporation by effecting a forward or reverse split of all of the outstanding securities of the corporation, with appropriate adjustments to the corporation's capital accounts, provided that the re-capitalization does not require any change in the Articles of Incorporation of the corporation.

ARTICLE 13.

Registered Agent and Registered Office

13.1    The name of the Registered Agent and address of the Corporation's registered office in the state of Utah is:

John D. Panos
1338 Foothill Drive
Salt Lake City, UT  84108

ARTICLE 14.

Board Amendments

14.1    The Board of Directors, without the approval of the shareholders, may amend the Articles of Incorporation to change the name of the corporation to any name that conforms with any business or industry that the Board of Directors determines that the corporation should engage in or which conforms with the name or names of any properties, businesses or companies acquired by the corporation.  This provision shall not otherwise limit the authority of the Board of Directors to amend the Articles of Incorporation in any manner that is provided in the Utah Revised Business Corporation Act, or as hereafter amended.

3.           All prior Articles of Incorporation of the Corporation, together with all amendments thereto, are superseded in their entirety by the provisions of these Amended and Restated Articles of Incorporation.

4.           The board of directors of the Corporation has recommended this amendment and restatement of the Articles of Incorporation of the Corporation to the shareholders.  The amendment and restatement set forth herein was approved by the unanimous written consent of the board of directors, dated effective as of January 22, 2008, pursuant to Section 16-10a-821 of the Act, which allows board of director action to be taken without a meeting.

5.           The foregoing Amended and Restated Articles of Incorporation have been duly approved and adopted by the unanimous written consent dated effective as of January 22, 2008, of all of the outstanding shares of the Corporation, in accordance Section 16-10a-704 of the Utah Revised Business Corporation Act which allows shareholder action to be taken without a meeting. The total number of outstanding shares of the Corporation is 1,000.  The number of votes entitled to be cast was 1,000.  The total number of votes indisputably represented and cast for the amendment was 1,000.  No votes were cast against. The total number of votes cast for the amendment was sufficient for approval.

IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Articles of Incorporation the date and year set forth below, and hereby states that he has read the foregoing Amended and Restated Articles of Incorporation, is familiar with the contents thereof, and verifies the truthfulness thereof.

AUTO STAR, INC.

/s/ John D. Panos
Dated: January 22, 2008	By: John D. Panos
Its: President and Secretary

ACCEPTANCE BY REGISTERED AGENT

The undersigned hereby accepts appointment as registered agent of the Corporation and confirms that the undersigned meets the requirements of Section 16-10a-501 of the Act.

/s/ John D. Panos
Dated: January 22, 2008	John D. Panos, Registered Agent